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                                                                    EXHIBIT 23.1
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 1997, except for the recapitalization discussed in Note 2 to the financial statements as to which the date is June 25, 1997, included in the Registration Statement on Form S-1 (File No. 333-23121) of Pierce Leahy Corp. and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
January 2, 1998